Exhibit 10.7

FORM OF ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made by and between Phillips Nizer LLP, a New York limited liability partnership, with its principal office located at 666 Fifth Avenue, 28th Floor, New York, NY 10103 (the “Escrow Agent”), and Seguso Holdings, Inc., a New York corporation, with its principal office located at 3405 54th Drive West, #G102, Bradenton, FL 34210 (the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the “Commission”), Washington, D.C., an SB-2 Registration Statement (the “Registration Statement”), and related Prospectus, File No. 333-122697, declared effective by the Commission on October 26, 2007, in connection with an initial public offering (the “Offering”) of the Issuer’s securities, comprising 500,000 shares of the Issuer’s common stock to be sold at a price of $0.10 per share (the “Securities”), which shall be purchased by any investor in not less than 5,000 shares and in multiples of 100;

WHEREAS, the Issuer proposes to offer the Securities to the public on a “best efforts, all or none” basis as set forth in the Registration Statement;

WHEREAS, the Offering is to be made in accordance with Rule 419 (“Rule 419”) under the Securities Act of 1933, as amended (the “Act”) and the Offering has been registered with the Commission;

WHEREAS, the Company desires to establish an escrow account (the “Escrow Account”) in which funds received from subscribers and securities issued in connection with the offering will be deposited pending completion of the escrow period. The Escrow Agent has agreed to maintain an escrow account with Sterling National Bank, an insured depository institution in accordance with Rule 419(b) (1)(i)(A), and the Escrow Agent in accordance with the terms and conditions set forth herein as more specifically directed under Rule 419.

WHEREAS, the proceeds deposited in the Escrow Account are to be released to the Company only in the event of the consummation of a business combination in accordance with the terms hereof, and within the time set forth herein, and otherwise the escrowed proceeds are to be returned to the purchasers of the Securities in accordance with the terms and conditions set forth herein, and all as specifically directed under Rule 419.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein contained, and other valuable consideration, the parties hereto hereby agree as follows:

1. THE REGISTRATION STATEMENT.
1.1 The Registration Statement is included herein as Exhibit A to this Agreement, and is made a part hereof.

2.	ESTABLISHMENT OF THE ESCROW ACCOUNT.

2.1 The Issuer shall establish a non-interest-bearing Escrow Account maintained by the Escrow Agent. The purpose of the Escrow Account is for (a) the deposit of all subscription funds (checks, drafts or money orders ) which are received by the Issuer from prospective purchasers of the Securities and are delivered by the Issuer to the Escrow Agent; (b) the holding of amounts of subscription funds which are collected through the banking system, (c) the holding of securities issued in connection with the offering, and (d) the disbursement of collected funds and securities, all as described herein.

2.2 The Issuer has notified the Escrow Agent in writing of the effective date (the “Effective Date”) of the Registration Statement, and the date when the business combination must be completed, namely April 26, 2009.

2.3 The offering period (the “Offering Period”), which commenced on October 26, 2007 (the “Effective Date”), shall end on April 23, 2008. The Offering Period shall be extended by an extension period only if the Escrow Agent shall have received written notice thereof at least five business days prior to the expiration of the Offering Period. The extension period, which shall be deemed to commence the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth in the Registration Statement. The last day of the Offering Period, or the last day of the extension period, is referred to herein as the “Termination Date.” Except as provided in Section 4.3 hereof, after the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3.	DEPOSITS TO THE ESCROW ACCOUNT.

3.1 The Issuer shall promptly deliver to the Escrow Agent all Securities issued to, and all funds which it receives from, prospective purchasers of the Securities, which funds shall be in the form of checks, drafts or money orders . Upon the Escrow Agent’s receipt of such Securities and funds, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to Phillips Nizer LLP Escrow Account for Seguso Holdings, Inc. Any checks payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser.

3.2 Promptly after receiving subscription funds as described in Section 3.1, the Escrow Agent shall deposit the same into the Escrow Account. Amounts of funds so deposited are hereinafter referred to as “Escrow Amounts.” The Escrow Agent shall cause to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Issuer shall inform the Escrow Agent in writing of the name, address and social security number of the prospective purchaser, the amount of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).

3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check, draft or money order, except during the Escrow Agent’s regular business hours.

3.5 Only those Escrow Amounts, which have been deposited in the Escrow Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Fund.”

3.6 If the proposed Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in from the Issuer.

4.	DISBURSEMENT FROM THE ESCROW ACCOUNT.

4.1 Subject to Section 4.3 below, if by the close of regular banking hours on April 23, 2008, the Escrow Agent determines that the amount in the Fund is less than the minimum amount of the Offering, then the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Escrow Account for the amounts of such payments and mail them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer of its distribution of the Fund and return all Securities held by the Escrow Agent to the Issuer.

4.2 The terms of the Offering must provide, and the Issuer must satisfy, the following conditions: within five business days after the effective date of the post-effective amendment, the Issuer shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto; each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Issuer in writing that the purchaser elects to remain an investor. If the Issuer has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; the acquisition meeting the criteria set forth above will be consummated if a sufficient number of purchasers confirm their investment with the Issuer; and if a consummated acquisition meeting the requirements above has not occurred by a date 18 months after the effective date of the Issuer’s initial registration statement, funds held in escrow shall be returned by first class mail to the purchasers with five business days following that date. The Issuer shall promptly notify Escrow Agent if any of the above conditions are not timely satisfied.

4.3 Funds held in the escrow account may be released to the Issuer and securities may be delivered to the purchaser only at the same time as or after: the escrow agent has received a signed representation from the Issuer, together with other evidence acceptable to the escrow agent, that the requirements of paragraphs (e)(1) and (e)(2) of Rule 419 have been met; and the escrow agent has received a signed representation from the Issuer, together with other evidence acceptable to the escrow agent, that the requirements of paragraph (e)(2)(iii) of Rule 419 have been met.

4.4 If the Escrow Agent has on hand at the close of business on the Termination Date any uncollected amounts which when added to the Fund would raise the amount in the Fund to the minimum offering amount, and result in the Fund, the Collection Period, consisting of the number of five (5) business days shall be utilized to allow such uncollected funds to clear the banking system.

4.5 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5.	RIGHTS, DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT; INDEMNIFICATION.

5.1 The Escrow Agent shall notify the Issuer on a regular basis of the escrow amounts which have been deposited in the Escrow Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Agreement with respect to the Issuer.

5.3 The Escrow Agent shall not be required to accept from the Issuer any subscription information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirement of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer, except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount set forth in any subscription information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Agent until such discrepancy has been resolved.

5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information which accompanied such check.

5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent by the Issuer pursuant to this Agreement without the necessity of the Escrow Agent verifying its truth or accuracy. Thereof, the Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account, the escrow amounts of the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the escrow amounts, the Fund or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the escrow amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

5.9 The Issuer agrees to indemnify the Escrow Agent and its officers, directors, employees, agents, and shareholders (jointly and severally, the “Indemnitees”) against, and hold them harmless of and from, any and all losses, liabilities, costs, damages, and expenses, including, but not limited to, reasonable fees and disbursements for counsel of its own choosing (collectively, “Liabilities”), that the Indemnitees may suffer or incur and which arise out of or relate to this Agreement or any transaction to which this Agreement relates, unless such Liability is the result of the willful misconduct or gross negligence of the Indemnitees.

5.10 If the indemnification provided for in this Section 5 is applicable but is held to be unavailable, the Issuer shall contribute such amounts as are just and equitable to pay or to reimburse the Indemnitees for the aggregate of any and all Liabilities actually incurred by the Indemnitees as a result of or in connection with any amount paid in settlement of any action, claim, or proceeding arising out of or relating in any way to any actions or omissions of the Issuer.

5.11 The provisions of this Section 5 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent, or otherwise.

6.	AMENDMENT; RESIGNATION.

6.1 This Agreement may be altered or amended only with the written consent of the parties hereto. The Escrow Agent may resign for any reason upon five business days’ written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the escrow amounts, but its only duty shall be to hold the escrow accounts until they clear the banking system and the Fund for a period of not more than five business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof shall have been given to the resigning escrow agent by the Issuer and such successor escrow agent, then the resigning escrow agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning escrow agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning escrow agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7.	REPRESENTATIONS AND WARRANTIES.

7.1 The Issuer represents and warrants to the Escrow Agent that no party other than the parties hereto and the prospective purchasers have, or shall have, any claim or security interest in the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing the Fund or any part thereof.

7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.4 All of the information contained in the Registration Statement is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

8.	FEES AND EXPENSES.

8.1 The Escrow Agent shall be entitled to an acceptance fee of $1,000 and an annual administrative fee of $1,000, payable upon the execution of this Agreement. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable fees and expenses incurred in connection with this Agreement.

9.	GOVERNING LAW AND ASSIGNMENT.

9.1 This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

10.	NOTICES.

10. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by Express Mail service offered by the United States Post Office to the addresses set forth in the beginning of this Agreement or such other address as the parties hereto may designate.

11.	SEVERABILITY.

11.1 If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons of circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

12.	EXECUTION IN SEVERAL COUNTERPARTS; ENTIRE AGREEMENT.

12.1 This Agreement may be executed in several counterparts or by separate instruments, all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

12.2 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement upon proper legal authority as of the 1st day of April, 2008.

PHILLIPS NIZER LLP

By:	/s/ Elliot H. Lutzker
Elliot H. Lutzker, Partner

SEGUSO HOLDINGS, INC., a New York corporation

By:	/s/ Robert Seguso
Robert Seguso